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Exhibit 21.1


                            SUBSIDIARIES OF THE COMPANY


          Name of Subsidiary                      Jurisdiction
          ------------------                      ------------

          Department 56 Retail, Inc.              Minnesota

          Department 56 Sales, Inc.               Minnesota

          FL56 Intermediate Corp.                 Delaware

          ed bazinet international, inc.          Minnesota

          D 56, Inc.                              Minnesota

          Department 56 Trading Co., Ltd.         Delaware

          Browndale Tanley Limited                Hong Kong